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Exhibit 10.3                   PURCHASE AGREEMENT


                  THIS AGREEMENT made as of the 30th day of June, 2000.


BETWEEN:

                           VXM INVESTMENTS LIMITED, a corporation incorporated under the laws of the Cayman Islands ("VXM")

                           - and -

                           BALANCED CARE CORPORATION, a corporation incorporated under the laws of Delaware (the "Corporation")


                  WHEREAS VXM ("Investor") has agreed with the Corporation that Investor will subscribe for certain securities of the Corporation on the terms and conditions set out in this Agreement;

                  NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties), the parties, intending to be legally bound hereby, agree as follows:


                                   ARTICLE I
                                 INTERPRETATION

1.1               Definitions

                  Unless otherwise defined herein, the terms used herein shall have the meanings ascribed to such terms in the Convertible Debentures (as defined below):

         "Agreement" means this agreement and all Schedules attached hereto;

         "Approvals" means all licenses, approvals, authorizations, permits, sanctions, rulings, orders, declarations, filings, registrations, certificates of need or consents from any Authority, self-regulatory organization, accrediting body or agency or any other Person necessary for the execution of this Agreement, the Closing or the performance of any terms hereof or any document delivered pursuant thereto or
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         the completion of any of the transactions contemplated in this
         Agreement (including to avoid the breach of or default under any agreement, contract, instrument, lease, license or other document to which any of the Corporation and its subsidiaries are a party or by which any of them or their respective assets are bound);

         "Authority" means any governmental or regulatory authority, body, agency or department, whether federal, state, county, regional, municipal or local, including any stock exchange, having or asserting jurisdiction (including, but not limited to, by the imposition of any taxes) over the Corporation or any of its subsidiaries or over any part of their respective assets or business;

         "Convertible Debentures" means the unsecured convertible grid debentures of the Corporation, in the form attached as Schedule "A";

         "Closing" means the closing of the transactions contemplated hereby to occur on the Closing Date, in accordance with the terms hereof (as modified or waived by the parties hereto in accordance herewith);

         "Closing Date" means July 31, 2000, or such earlier date as may be designated by Investor, in its sole discretion, upon 2 Business Days' notice to the Corporation (provided that such earlier date may be again extended by Investor, from time to time, to no later than July 31,
         2000), or such other date as may be mutually agreed upon in writing by the parties;

         "NHP Lease" means, collectively, all leases among NHP and the Corporation and/or any of its affiliates;

         "Person" includes any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, body corporate with or without share capital, unincorporated association, trust, trustee, executor, administrator, or other legal Personal representative and any Authority and all other legal and business entities or organizations of any kind;

         "Time of Closing" means the time that the Closing occurs;
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1.2               Interpretation and Construction

                  Throughout this Agreement:

         (a) nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable, and all adverbs shall be construed, where applicable, consistently with the corresponding adjectives which are defined in this Agreement;

         (b) whenever the words "include", "includes" or "including" are used in this Agreement, they are deemed to be followed by the words "without limitation";

         (c) any reference a statute shall mean the statute in force, as amended from time to time, and any regulation in force thereunder, unless otherwise expressly provided;

         (d) any tender of documents or money under this Agreement may be made upon the parties or their respective counsel and money shall be tendered by wire transfer of immediately available federal funds; and

         (e) each agreement and obligation of any of the parties hereto in this Agreement even though not expressed as a covenant, is considered for all purposes to be a covenant.

1.3               Descriptive Headings

                  The descriptive headings herein are inserted for convenience of reference only and shall in no way be construed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Agreement nor in any way affect this Agreement.

1.4               No Third-Party Beneficiaries

                  This Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto; provided, however, that this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.
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1.5               References to Sections and Schedules

                  Unless otherwise specified, any reference in this Agreement to a Section or Schedule refers to the specified Section of, or Schedule to, this Agreement.

1.6               Ambiguity Not to be Interpreted Against Drafting Party

                  The parties acknowledge that their respective legal counsel have reviewed and participated in settling the terms of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

1.7               Business Day

                  Unless this Agreement specifically provides otherwise, any act to be done, any notice to be given or any period of time that is to expire on any day that is not a Business Day shall be done, given or expire on the next succeeding Business Day and, in the case of any payment of any monetary amount, the extension of time shall be included for the purpose of computation of interest.

1.8               Currency

                  All monetary amounts in this Agreement are deemed to be in United States dollars.

                                   ARTICLE II
                                    PURCHASE

2.1               Subscription for Debentures

                  Subject to the terms and conditions of this Agreement, Investor hereby agrees to purchase, on the Closing Date from the Corporation Convertible Debentures in an aggregate face amount of $4,666,667 million at a price equal to such face amount.

2.2               Description of Securities

                  The Convertible Debentures will have the terms, conditions and provisions described in Schedule "A".
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2.3               Acceptance of Investor' Subscription

                  The Corporation will accept in whole the subscription by Investor described in this Agreement upon receipt of the purchase price paid by Investor.

2.4               Closing

                  Delivery and payment for the Convertible Debentures will be completed at 1215 Manor Drive, Mechanicsburg, Pennsylvania 17055 on the Closing Date. The aggregate purchase price payable by Investor in respect of the Convertible Debentures subscribed for by Investor shall be paid by wire transfer of immediately available funds. Certificates representing the Convertible Debentures subscribed for by Investor will be issued in the name(s) designated by Investor to the Corporation and will be available for delivery to them on the Closing Date upon payment of the purchase price therefor. Notwithstanding the foregoing, Investor may elect to require that delivery of any portion of the Convertible Debentures be completed in escrow for a period of up to 5 Business Days, at the expiry of which escrow period Investor shall make payment for such escrowed Convertible Debentures, and the escrow shall thereupon terminate and all documents and payments shall be released.

2.5               Use of Proceeds

                  The Corporation and Investor agree that the use of the proceeds (the "Proceeds") of the purchase of Convertible Debentures by Investor will be as set out in the Convertible Debentures.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                  AND COVENANTS

3.1               Representations and Warranties of the Corporation

                  The Corporation hereby makes the representations and warranties in the Convertible Debentures as of the date hereof (and acknowledges that Investor is relying on such representations and warranties in entering into this Agreement and the transactions contemplated hereby).

3.2               Pre-Closing Covenants of the Corporation

                  The Corporation agrees that, prior to the Closing, it will do or will cause to be done the following:
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         (a)      The Corporation shall cause its business as presently
                  conducted to be carried on in the ordinary and normal course of business and in compliance with all Laws.

         (b) Prior to the Closing Date, the Corporation shall obtain all Approvals necessary for the Corporation to obtain in connection with the completion of the transactions contemplated by this Agreement.

         (c) The Corporation shall consult with Investor and its representatives during negotiation of the consent to be obtained from NHP prior to Closing.

         (d) The Corporation shall use all reasonable efforts to ensure that the conditions of closing for the benefit of Investor set forth in this Agreement have been fulfilled, performed and satisfied on or prior to the Closing Date.

                                   ARTICLE IV
                                   CONDITIONS

4.1               Conditions to the Obligations of Investor

                  The obligations of Investor to complete the transactions contemplated by this Agreement are subject to the satisfaction, prior to the Closing Date, of the following conditions. The parties acknowledge and agree that each of the following conditions is included for the exclusive benefit of Investor and may be waived by Investor in whole or in part without prejudice to its right to rely on any other conditions:

         (a) the representations and warranties of the Corporation set out in the Convertible Debentures shall be true and correct in all material respects on the Closing Date and the Corporation shall have delivered to Investor at the Time of Closing certificates dated the Closing Date, duly executed by the senior officers of the Corporation reasonably acceptable to Investor, to such effect. The receipt of such certificates and the closing of the transactions contemplated by this Agreement shall not be nor be deemed to be a waiver of the representations and warranties contained in the Convertible Debentures, which representations and warranties shall continue in full force and effect for the benefit of Investor as provided in the Convertible Debentures;
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         (b)      all of the terms, covenants, obligations and conditions of this Agreement and the Convertible Debentures to be complied with or performed by the Corporation on or before the Closing Date shall have been complied with or performed in all material respects, and the Corporation shall have delivered to Investor at the Closing certificates dated the Closing Date, duly executed by the senior officers of the Corporation reasonably acceptable to Investor, to such effect;

         (c) no action, suit or proceeding shall be pending or threatened by any Authority or any other Person to restrain or prohibit the completion of the transactions contemplated by this Agreement or to prevent or restrain the Corporation, in any material respect, from carrying on its business as presently carried on;

         (d) all actions, proceedings, instruments, documents and all other legal matters relating to the subscriptions contemplated by this Agreement shall have been approved as to form and legality to the satisfaction of Investor's outside counsel, acting reasonably, and all instruments and documents to be delivered by the Corporation pursuant to this Agreement prior to or on the Closing Date shall have been delivered prior to or on the Closing Date; without limiting the generality of the foregoing, the Corporation shall duly authorize the execution and delivery of the Convertible Debentures and the performance of its obligations thereunder and provide documentation evidencing same to Investor, and, without notice or any action by Investor, the Corporation shall prepare and file, as required, any amendments to its constating documents and by-laws necessitated by the execution and delivery of the Convertible Debentures and the performance of the Corporation's obligations thereunder;

         (e) there shall have been no change, which has had or could reasonably be expected to have, a Material Adverse Effect (as defined in the Convertible Debentures) since the date of the Audited Financial Statements (as defined in the Convertible Debentures);

         (f) the Board of Directors of the Corporation shall have approved the terms of this Agreement and the consummation of the transactions contemplated hereby,
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                  including to an extent and in a manner sufficient to render inapplicable to the transactions contemplated by this Agreement the provisions of Section 203 of the General Corporation Law of the State of Delaware;

         (g) the Corporation shall have delivered to Investor at the Closing Date an opinion of the Corporation's outside counsel as to such matters as are reasonably requested by Investor's outside counsel, all reasonably satisfactory in form, substance and scope to Investor's outside counsel;

         (h) the Corporation and Investor shall have executed and delivered the Amended Registration Rights Agreement (as defined in the Convertible Debentures) on the terms contemplated by the Convertible Debentures and in a form reasonably satisfactory to Investor's outside counsel, and when delivered hereunder such Registration Rights Agreement will be a legal, valid, binding and enforceable obligation of the Corporation, except as the same may be limited by creditors rights laws and general principles of equity;

         (i) the Corporation shall have filed and delivered to the American Stock Exchange ("AMEX") an additional listing application (with respect to all common shares into which any of the Convertible Debentures may be converted) in a form and on terms reasonably satisfactory in form, substance and scope to Investor's outside counsel, and shall use its best efforts to ensure that such common shares become listed on AMEX;

         (j) the Corporation shall have obtained all waivers, consents and other Approvals of all Authorities and other third Persons (including consent by NHP (such consent and all documentation executed in connection therewith to be in form and substance reasonably satisfactory to Investor and its outside counsel) to the "change in control" (as defined in the NHP Lease) caused by execution of the Convertible Debentures and the completion of the transactions contemplated thereby) required to complete the transactions contemplated by this Agreement (and shall have provided evidence in form and substance satisfactory to Investor, acting reasonably, that all such waivers, consents and other Approvals have been obtained).
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4.2               Non-Fulfillment of Conditions by the Corporation

                  If any of the conditions in Section 4.1 have not been fulfilled or performed by the Corporation on or prior to the Closing Date, Investor may terminate this Agreement by written notice to the Corporation specifying that such termination is effected pursuant to this Section 4.2. Investor shall then be released from all obligations hereunder. Any of the foregoing conditions, however, may be waived in whole or in part by Investor, without prejudice to its rights of termination in the event of the non-fulfillment of any other condition or conditions any such waiver to be binding on Investor only if given in writing.

4.3               Conditions to the Obligations of the Corporation

                  The obligations of the Corporation to complete the transactions contemplated by this Agreement are subject to the satisfaction, prior to the Closing Date, of the following conditions. The parties acknowledge and agree that each of the following conditions is included for the exclusive benefit of the Corporation and may be waived by the Corporation in whole or in part without prejudice to its right to rely on any other conditions:

         (a) all of the terms, covenants and conditions of this Agreement to be complied with or performed by Investor on or before the Closing Date shall have been complied with or performed;

         (b) no action, suit or proceeding shall be pending or threatened by any Authority or any other Person (including a party hereto) to restrain or prohibit the completion of the transactions contemplated by this Agreement or to prevent or restrain the Corporation, in any material respect, from carrying on its business as presently carried on;

         (c) the closing (whether in escrow or otherwise) of the purchase of additional Convertible Debentures, in an aggregate face amount of U.S.$9,333,333 million on terms substantially similar to the terms hereof, shall have occurred; and

         (d) all actions, proceedings, instruments, documents and all other legal matters relating to the subscriptions contemplated by this Agreement shall have been approved as to form and legality to the satisfaction of the Corporation's counsel, acting reasonably, and
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                  all instruments and documents to be delivered by Investor
                  pursuant to this Agreement prior to or on the Closing Date shall have been delivered prior to or on the Closing Date.

4.4               Non-Fulfillment of Conditions by Investor

                  If any of the conditions in Section 4.3 have not been fulfilled or performed by Investor on or prior to the Closing Date, the Corporation may terminate this Agreement by written notice to Investor specifying that such termination is effected pursuant to this Section 4.4. The Corporation shall then be released from all obligations hereunder. Any of the foregoing conditions may, however, be waived in whole or in part by the Corporation without prejudice to its rights of termination in the event of the non-fulfillment of any other condition or conditions, any such waiver to be binding on the Corporation only if given in writing.

                                    ARTICLE V
                                     GENERAL

5.1               Invalidity of Provisions

                  Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

5.2               Schedule 13D

                  The Investor shall file and deliver to the Securities and Exchange Commission in accordance with applicable law such statements and filings containing the information required under Regulation 13D-G and Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which statements and filings will comply in all material respects as to form with the requirements of the Exchange Act, and such statements and filings shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make statements therein, in light of the circumstances under which they were made, not misleading and such statements and filings shall not contain any untrue statement of material fact or omit to state any material fact.
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5.3               Amendment or Waiver

                  No amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

5.4               Time of Essence

                  Time shall be of the essence in this Agreement.

5.5               Entire Agreement

                  This Agreement constitutes the entire agreement among the parties hereto relating to the subject matter hereof and supersedes all oral statements and prior writings with respect hereto.

5.6               No Inconsistent Agreements

                  The Corporation will not hereafter enter into any agreement which is inconsistent with, or would otherwise restrict the performance by the Corporation of its obligations hereunder.

5.7               Successors and Assigns

                  This Agreement shall be binding on the Corporation and its successors and shall enure to the benefit of Investor and its successors and assigns. This Agreement may be assigned, in whole or in part, by Investor without the consent of the Corporation. This Agreement may not be assigned by the Corporation without the prior written consent of Investor, such consent not to be unreasonably withheld.

5.8               Notice

                  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by prepaid first-class mail, by facsimile or other means of electronic communication or by hand-delivery as hereinafter provided. Any such notice or other communication, if mailed by prepaid first-class mail at any time other than during a general discontinuance of postal service due to strike, lock-out or otherwise shall be deemed to have been received on the fourth (4th) Business Day after the post-marked date thereof, or if sent by facsimile or other means of electronic communication,
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shall be deemed to have been received on the Business Day following the sending, or if delivery by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address shall also be governed by this section. In the event of a general discontinuance of postal service due to strike, lockout or otherwise, notices or other communications shall be delivered by hand or sent by facsimile or other means of electronic communication and shall be deemed to have been received in accordance with this section. Notices and other communications shall be addressed as follows:

         (a)      if to the Corporation

                      Balanced Care Corporation
                      1215 Manor Drive
                      Mechanicsburg, PA  17055
                      U.S.A.

                      Attention:      Robin L. Barber
                      Telecopier:     (717) 796-6294

                  with a copy to:

                      Kirkpatrick & Lockhart LLP
                      Henry W. Oliver Building
                      535 Smithfield Street
                      Pittsburgh, PA  15222
                      U.S.A.

                      Attention:      Kristen Larkin Stewart, Esq.
                      Telecopier:     (412) 355-6507

         (b)      if to Investor:

                      VXM Investments Limited
                      c/o Unsworth & Associates
                      Herengracht 483, 1017BT
                      Amsterdam, Netherlands
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                      Attention:      J. B. Unsworth
                      Telecopier:     011-31-20-623-2285

                  with a copy to:

                      Manfred J. Walt
                      c/o Central Park Lodges
                      175 Bloor Street East
                      South Tower
                      Toronto, Ontario
                      M4W 3R8

                      Attention:      Manfred J. Walt
                      Telecopier:     (416) 323-3818

                  with a further copy to:

                      Goodman Phillips & Vineberg
                      250 Yonge Street, Suite 2400
                      Toronto, Ontario
                      M5B 2M6

                      Attention:      Stephen Pincus
                      Telecopier:     (416) 979-1234

5.9               Execution and Counterparts

                  For the convenience of the parties, this Agreement may be executed by facsimile or otherwise in several counterparts, each of which when so executed shall be, and be deemed to be, an original instrument and such counterparts together shall constitute one in the same instrument.

5.10              Governing Law

                  THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA (WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF).

                  IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date first above written.

                                        VXM INVESTMENTS LIMITED


                                        Per: /s/J.B. Unsworth
                                        J. B. Unsworth,
                                        Manager
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                                        BALANCED CARE CORPORATION


                                        Per: /s/Brad E. Hollinger
                                        Name: Brad E. Hollinger
                                        Title: Chairman and CEO